Exhibit 10.1

Amendment to Real Estate Sales Contract

As of May 17th, 2024, the contract entitled Real Estate Sales Contract between the following parties: by and between Safe and Green Development Corp., a Delaware corporation with an address at 100 Biscayne Boulevard, Suite 1201, Miami, Florida, 33132 (hereinafter collectively called “Seller”); and Pigmental, LLC, (hereinafter called “Purchaser”). The previous contract amendments to Article 1 Subsection 1.3.2 Payment Terms, Article 1 Subsection 1.3.3(a), Article 1 Subsection 1.3.3 (b) and Article 1 Subsection 1.3.3 (c) in the original contract are hereby voided. These sections will now be amended to read as follows:

“Article 1 Subsection 1.2 Price” in the original contract will be amended to read as follows:

The Purchase Price is contingent upon the Purchaser’s ability to close on the property by June 17th, 2024, with time being of the essence. The total Purchase Price and are detailed in Article 1 Subsection 1.3.2 Payment Terms.

“Article 1 Subsection 1.3.2 Payment Terms” in the original contract will be amended to read as follows:

The total Purchase Price for the Property shall be $1,400,000. The payment breakdown for the Purchase Price shall be as follows: $1,400,000 shall be paid in cash at the time of Closing on June 17th, 2024.

“Article 6 Subsection 6.1 Closing Date” in the original contract will be amended to read as follows:

The closing (“Closing Date”) of this transaction shall occur on June 17th, 2024, as prescribed in Article 1 Subsection 1.3.2, TIME BEING OF THE ESSENCE. Upon the closing, possession of the Property shall be delivered to Purchaser in the condition required by this Agreement.

These changes are the only changes to the original contract. The entire remainder of the original contract remains in full force. This Amendment shall be effective once signed by both parties. This Amendment shall be signed by the following:

Safe and Green Development Corporation

By:	/s/ Nicolai A. Brune	Date: 5/17/2024
Nicolai A. Brune
Chief Financial Officer

Pigmental, LLC

By:	/s/ Marina Martins	Date: 5/17/2024
Marina Martins
Manager